Exhibit 10.51

DESIGNATION AND VOTING AGREEMENT

This Designation and Voting Agreement, dated as of December 18, 2003 (the “Agreement”), is by and between Sable Investments, L.P., a Delaware limited partnership (“Sable”), and Plains Holdings Inc., a Delaware corporation (“Plains Holdings”).

Recitals:

WHEREAS, Sable and Plains Holdings, among others, are parties to the Amended and Restated Limited Liability Company Agreement of Plains All American GP LLC, a Delaware limited liability company (“Plains GP”), dated as of June 8, 2001 (the “GP LLC Agreement”);

WHEREAS, Sable is the owner, beneficially and of record, of a 20.00% Membership Interest in Plains GP (the “Sable Membership Interest”);

WHEREAS, pursuant to Section 7.1 of the GP LLC Agreement, Sable has the right to designate one Director of Plains GP, including the right to designate a replacement Director in the event of the death, resignation or removal of such Director (the “Sable Designation Right”); and

WHEREAS, Sable has agreed to enter into this Agreement and to exercise the Sable Designation Right in accordance with this Agreement and to vote the Sable Membership Interest in accordance with this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the representations, warranties, covenants and agreements set forth herein and other good and valuable consideration, the receipt and sufficiency of all of which are hereby acknowledged by the parties, the parties hereby agree as follows:

1. Revocation of Prior Proxies and Other Agreements. Sable hereby revokes all previous proxies and other agreements (other than the GP LLC Agreement) granted with respect to the Sable Designation Right. Sable hereby further revokes all previous proxies and other agreements (other than the GP LLC Agreement) granted with respect to the Sable Membership Interest that would adversely affect the ability of Sable to exercise the Sable Designation Right in accordance with this Agreement and to vote the Sable Membership Interest in accordance with this Agreement.

2. Agreement to Exercise and Vote. Sable hereby covenants and agrees that, at any annual, special or other meeting of the Members and any adjournment thereof (each, a “Meeting”), or in connection with any consent in lieu thereof, related to the designation and election of Directors, it will (i) exercise the Sable Designation Right in favor of any individual designated in writing by Plains Holdings to Sable (the “Designated Individual”) and (ii) vote the Sable Membership Interest in favor of the Designated Individual. In the event of the death of the Designated Individual while serving as a Director, or the resignation or removal of the Designated Individual as a Director, Sable hereby covenants and agrees that it will exercise the Sable Designation right and vote the Sable Membership Interest in accordance with the immediately preceding sentence at any Meeting, or in connection with any consent in lieu thereof, related to the designation and election of an individual to serve as a replacement Director.

3. No Action Without Plains Holdings’ Consent. If Plains Holdings has not identified the Designated Individual in writing to Sable prior to any Meeting or other action related to the designation and election of Directors, Sable hereby covenants and agrees that it will not exercise the Sable Designation Right, vote the Sable Membership Interest in connection with the exercise of the Sable Designation Right or otherwise take any action on any matter relating to the Sable Designation Right without the prior written consent of Plains Holdings.

4. Negative Covenants of Sable. Sable hereby covenants and agrees that, so long as this Agreement is in effect, it will not, and will not agree to, directly or indirectly, (i) sell, transfer, assign, cause to be redeemed or otherwise dispose of the Sable Designation Right or the Sable Membership Interest or enter into any contract, option or other agreement or understanding with respect to the sale, transfer, assignment, redemption or other disposition of the Sable Designation Right or the Sable Membership Interest; (ii) grant any proxy, power-of-attorney or other authorization or interest in or with respect to the Sable Designation Right, or, to the extent it would adversely affect the ability of Sable to designate and elect a Director pursuant to the Sable Designation Right in accordance with this Agreement, the Sable Membership Interest; or (iii) deposit the Sable Designation Right or the Sable Membership Interest into a voting trust or enter into a voting agreement or similar arrangement with respect to the Sable Designation Right or the Sable Membership Interest unless and until, in the case of (i), (ii) or (iii) above, Sable shall have taken all actions (including, without limitation, the endorsement of a legend on any certificates evidencing the Sable Membership Interest) reasonably necessary to ensure that the Sable Designation Right and the Sable Membership Interest shall at all times be subject to all the rights, powers and privileges granted or conferred, and subject to all the restrictions, covenants and limitations imposed, by this Agreement and shall have caused any transferee of the Sable Designation Right or the Sable Membership Interest to execute and deliver to Plains Holdings an agreement in substantially the form of this Agreement with respect to the Sable Designation Right and the Sable Membership Interest. Sable further covenants and agrees that it will not take any actions that would frustrate or otherwise adversely affect its ability to designate and elect a Director pursuant to the Sable Designation Right in accordance with this Agreement or the ability of Plains Holdings to otherwise realize the benefits of this Agreement.

5. Sable’s Representations and Warranties. Sable hereby represents and warrants to Plains Holdings that: (i) Sable has full power and authority to execute and deliver this Agreement and perform its obligations under this Agreement; (ii) Sable has duly and validly authorized, executed and delivered this Agreement and, assuming this Agreement constitutes the valid and binding agreement of Plains Holdings, this Agreement constitutes a valid and binding agreement of Sable, enforceable against Sable in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and the application of general rules of equity and the discretion of the court before which any proceeding therefore may be brought; (iii) neither the execution and delivery of this Agreement nor the consummation by Sable of the transactions contemplated hereby will constitute a violation of, a default under, or conflict with any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Sable is a party or by which Sable is bound; (iv) the consummation by Sable of the transactions contemplated by this Agreement will not violate, or require any consent, approval, or notice under, any provision of law applicable to Sable; (v) the Sable Membership Interest, and any certificates representing same, and the Sable Designation Right are now and at all times during the term of this Agreement will be held by Sable, or by a nominee or custodian for the benefit of Sable, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements or any other encumbrances whatsoever (“Encumbrances”) with respect to the ownership or voting of the Sable Membership Interest, the ownership or exercise of the Sable Designation Right or otherwise, other than Encumbrances created by or arising pursuant to the GP LLC Agreement or this Agreement, and there are no outstanding options, warrants or rights to purchase or acquire, or proxies, powers-of-attorney, voting agreements, trust agreements or other agreements relating to, the Sable Membership Interest or the Sable Designation Right other than this Agreement; (vi) the Sable Membership Interest constitutes the entire interest in Plains GP owned beneficially or of record by Sable on the date hereof; and (vii) Sable has the sole present power and right to exercise the Sable Designation Right and to vote the Sable Membership Interest, except as otherwise provided in the GP LLC Agreement or this Agreement.

6. Plains Holdings Representations and Warranties. Plains Holdings hereby represents and warrants to Sable that: (i) Plains Holdings has full power and authority to execute and deliver this

Agreement and to perform its obligations under this Agreement; (ii) Plains Holdings has duly and validly authorized, executed and delivered this Agreement and, assuming this Agreement constitutes the valid and binding agreement of Sable, this Agreement constitutes a valid and binding agreement of Plains Holdings, enforceable against Plains Holdings in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and the application of general rules of equity and the discretion of the court before which any proceeding therefore may be brought; (iii) neither the execution and delivery of this Agreement nor the consummation by Plains Holdings of the transactions contemplated hereby will constitute a violation of, a default under, or conflict with any contract, commitment, agreement, understanding, arrangement or restriction of any kind to which Plains Holdings is a party or by which Plains Holdings is bound; and (iv) the consummation by Plains Holdings of the transactions contemplated by this Agreement will not violate, or require any consent, approval, or notice under, any provision of law applicable to Plains Holdings.

7. Certain Defined Terms. Unless otherwise expressly provided herein, all capitalized terms used herein without definition shall have the meanings assigned to them in the GP LLC Agreement.

8. Governing Law. The terms and provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the provisions thereof relating to conflicts of law.

9. Binding Effect; Assignability. The terms and provisions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the successors and permitted assigns of the parties hereto. This Agreement and the rights hereunder may not be assigned or transferred by Plains Holdings, except with the prior written consent of Sable.

10. Term and Termination. This Agreement shall terminate upon the 30th day following written notice of termination given by either party in accordance with Section 11 hereof or at such earlier time as may be mutually agreed in writing by the parties.

11. Notice and Delivery. All notices or communications under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written communication, including facsimile transmission, to the other party at the respective address below:

To Sable:

Sable Investments, L.P.

700 Milam, Suite 3100

Houston, TX 77002

Attention: James C. Flores

Facsimile No: 832-239-6210

To Plains Holdings:

Plains Holdings, Inc.

700 Milam, Suite 3100

Houston, TX 77002

Attention: General Counsel

Facsimile No: 832-239-6210

12. Specific Performance. The parties acknowledge and agree that performance of their respective obligations hereunder will confer a unique benefit on the other and that a failure of performance will result in irreparable harm to the other and will not be compensable by money damages. The parties therefore agree that this Agreement shall be specifically enforceable and that specific enforcement and injunctive relief shall be a remedy properly available to Plains Holdings and Sable for any breach of any agreement, covenant or representation of the other hereunder.

13. Further Assurances. Sable hereby covenants and agrees that it will, upon request by Plains Holdings, execute and deliver any additional documents and take such further actions as may reasonably be necessary or desirable to carry out the provisions of this Agreement.

14. Severability. If any term, provision, covenant or restriction of this Agreement, or the application thereof to any circumstance shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement or the application thereof to any other circumstance, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated and shall be enforced to the fullest extent permitted by law.

15. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, Sable and Plains Holdings have duly executed this Designation and Voting Agreement as of the date first set forth herein above.

“Sable” Sable Investments, L.P. By: Sable Investments, LLC, its general partner

By:	/s/ JAMES C. FLORES

Name: James C. Flores Title: Managing Member

“Plains Holdings” Plains Holdings Inc.

By:	/s/ JOHN F. WOMBWELL

Name: John F. Wombwell Title: Vice President

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